UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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LandAmerica Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (3-99)

ANNUAL MEETING OF SHAREHOLDERS

April 7, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of LandAmerica Financial Group, Inc., which is to be held in the Ballroom on the 1st Floor of the Commonwealth Club, located at 401 West Franklin Street, Richmond, Virginia, on Tuesday, May 17, 2005, at 9:00 a.m. At the Meeting, you will be asked to elect four directors to serve three-year terms, to elect one director to serve a one-year term, to act on a proposal to approve the LandAmerica Financial Group, Inc. 423 Employee Stock Purchase Plan, to act on a proposal to approve the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan and to act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Meeting, but even if you cannot, please vote your shares as soon as you can.

Sincerely,

CHARLES H. FOSTER, JR.
Chairman

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Gateway One

Richmond, Virginia 23235-5153

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of LandAmerica Financial Group, Inc. (the “Company”) will be held in the Ballroom on the 1st Floor of the Commonwealth Club, located at 401 West Franklin Street, Richmond, Virginia, on Tuesday, May 17, 2005, at 9:00 a.m. Shareholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership for admission to the Meeting.

The Meeting will be held for the following purposes:

(1)	To elect four directors to serve three-year terms and to elect one director to serve a one-year term;

(2)	To approve the LandAmerica Financial Group, Inc. 423 Stock Purchase Plan;

(3)	To act on a proposal to approve the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan;

(4)	To act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year; and

(5)	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Only holders of shares of Common Stock of record at the close of business on March 31, 2005 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Michelle H. Gluck
Secretary

April 7, 2005

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company. A shareholder may revoke the proxy at any time prior to its use, but proxies properly executed and received by the Secretary prior to the Meeting, and not revoked, will be voted in accordance with the terms thereof. Registered shareholders and participants in plans holding shares of the Company’s Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Shareholders and plan participants can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

The Company will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telefacsimile or other means of electronic transmission by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of the Company’s Common Stock. It is contemplated that additional solicitation of proxies will be made by Georgeson Shareholder Communications, Inc., at an anticipated cost to the Company of approximately $9,500, plus reimbursement of out-of-pocket expenses.

This Proxy Statement will be mailed to registered holders of the Common Stock of the Company on or about April 7, 2005.

VOTING RIGHTS

The Company had 18,088,228 shares of Common Stock outstanding as of March 31, 2005, each having one vote. Only holders of the Company’s Common Stock of record at the close of business on March 31, 2005, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and shares held in street name (“Broker Shares”) voted as to any matter at the Meeting will be included in determining the number of shares present or represented at the Meeting. Broker Shares that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

The Company is not aware of any matters that are to come before the Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected for terms of three years and one director is to be elected for a term of one year. Seven other directors have been elected to terms that end in either 2006 or 2007, as indicated below. The following pages set forth certain information concerning the nominees and the directors whose terms of office will continue after the Meeting. Except for Gale Caruso, the nominees and incumbent directors listed below were previously elected directors by the shareholders.

Proxies, unless otherwise specified, will be voted for the election of the nominees listed to serve as directors. The election of each nominee for Director requires a plurality of the votes cast in the election of directors. If, at the time of the Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Election for Terms Expiring in 2008

ROBERT F. NORFLEET, JR., 65, is a retired Corporate Executive Vice President and Senior Credit Officer of Crestar Bank (now SunTrust Bank). From December 1999 to December 2000, he served as a consultant to SunTrust Bank. Mr. Norfleet is Chairman of the Audit Committee and a member of the Executive Committee and the Corporate Governance Committee. He has been a director since 1991.

JULIOUS P. SMITH, JR., 62, is Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen, a position he has held for more than five years. Mr. Smith is a director of Hilb Rogal & Hobbs Company. He is a member of the Executive Committee, the Investment Funds Committee and the Finance Committee and has been a director since 2000. Williams Mullen acts as counsel to the Company.

THOMAS G. SNEAD, JR., 51, is President of Anthem Southeast, a subsidiary of Anthem, Inc. (a managed care and health insurance company) (formerly Trigon Healthcare, Inc. (“Trigon”)). From April 2000 to July 2002, he was Chairman and Chief Executive Officer of Trigon and, from April 1999 to April 2000, he was President and Chief Executive Officer of Trigon. He is a member of the Executive Compensation Committee, the Corporate Governance Committee and the Investment Funds Committee and has been a director since 2001.

EUGENE P. TRANI, 65, is President of Virginia Commonwealth University (an urban, public research university), a position he has held for more than five years. He is a director of Universal Corporation. Dr. Trani is Chairman of the Corporate Governance Committee and a member of the Audit Committee and the Executive Compensation Committee. He has been a director since 1993.

Nominee for Election for Term Expiring in 2006

GALE K. CARUSO, 47, retired as President and Chief Executive Officer of Zurich Kemper Life, a provider of life insurance and annuity products, in October 2003. She served in those positions from June 1999 until her retirement.

The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2007

THEODORE L. CHANDLER, JR., 52, is President and Chief Executive Officer of the Company and each of Lawyers Title Insurance Corporation (“Lawyers Title”), Commonwealth Land Title Insurance Company (“Commonwealth”) and Transnation Title Insurance Company (“Transnation”), all of which are wholly owned subsidiaries of the Company. He was President and Chief Operating Officer from January 2004 to December 2004, Chief Operating Officer from July 2002 through December 2004 and Senior Executive Vice President from January 2000 to July 2002 of the Company and each of Lawyers Title, Commonwealth and Transnation. He is a director of Hilb Rogal & Hobbs Company. Mr. Chandler has been a director since 1991.

CHARLES H. FOSTER, JR., 62, is Chairman of the Company and each of Lawyers Title, Commonwealth and Transnation. Prior to 2005, Mr. Foster was Chairman and Chief Executive Officer of each of the Company, Lawyers Title, Commonwealth and Transnation, positions he held for more than five years. Mr. Foster is a director of Universal Corporation and Overnite Corporation. He is Chairman of the Executive Committee and has been a director since 1991.

ROBERT T. SKUNDA, 58, is President and Chief Executive Officer of the Virginia Biotechnology Research Park (a center for the development of Virginia’s biotechnology and biomedical industries), positions he has held for more than five years. Mr. Skunda is a member of the Audit Committee, the Investment Funds Committee and the Corporate Governance Committee and has been a director since 2001.

MARSHALL B. WISHNACK, 58, retired as Chairman and Chief Executive Officer of Wheat First Union (now Wachovia Securities) (the securities brokerage division of Wachovia Corporation) in December 1999. He is a director of S&K Famous Brands, Inc. Mr. Wishnack is Chairman of the Executive Compensation Committee and a member of the Finance Committee and the Corporate Governance Committee. He has been a director since 1991.

Incumbent Directors Whose Terms Expire in 2006

JANET A. ALPERT, 58, retired as Vice-Chairman of the Company and each of Lawyers Title, Commonwealth and Transnation on December 17, 2004. She had held those positions since January 1, 2004. Prior to that date, Ms. Alpert was President of the Company and of each of Lawyers Title, Commonwealth and Transnation, positions she held for more than five years. Ms. Alpert has been a director since 1994.

MICHAEL DINKINS, 51, is Vice President–Global Control and Reengineering for Guidant Corporation (a designer, manufacturer and developer of medical devices for the treatment of cardiac and vascular disease), a position he has held since June 2004. From September 2002 to May 2004, he was Vice President and Chief Financial Officer of Worldwide Customer Services Operation for NCR Corporation (a manufacturer and service provider for automated teller and retail point of sale machines). From August 1999 to March 2002, he was Chairman, President and Chief Executive Officer of Access Worldwide Communications, Inc. (a marketing services company). Mr. Dinkins is Chairman of the Finance Committee and a member of the Audit Committee and the Investment Funds Committee. He has been a director since 1997.

JOHN P. McCANN, 60, is the Executive Director of New Town Associates, LLC (a developer of real estate mixed use projects), a position he has held since June 2002. From January 1999 to March 2001, he was Chairman and Chief Executive Officer of United Dominion Realty Trust, Inc. (“United Dominion”) (an apartment real estate investment trust). Mr. McCann is a director of United Dominion. He is Chairman of the Investment Funds Committee and a member of the Executive Committee and the Finance Committee. Mr. McCann has been a director since 1997.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock by each person or group, according to the most recent Schedule 13G filed with the Securities and Exchange Commission or otherwise known by the Company, to beneficially own more than 5% of the outstanding shares of such stock.

Name of Beneficial Owner	Number of Shares [1]	Percent of Class [1]
Barclays Global Investors, NA2 Barclays Global Fund Advisors 45 Fremont Street San Francisco, California 94105 Barclays Bank PLC 54 Lombard Street London, England EC3P 3AH Barclays Capital Securities Limited 5 The North Colonnade Canary Wharf London, England E14 4BB Palomino Limited Walker House Mary Street P.O. Box 908 GT George Town, Grand Cayman Cayman Islands	1,652,111	9.20

Goldman Sachs Asset Management, L.P. [3] 32 Old Slip New York, New York 10005	1,362,632	7.59

Dimensional Fund Advisors Inc.[4] 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,317,284	7.33

LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan[5] 101 Gateway Centre Parkway Gateway One Richmond, Virginia 23235-5153	1,136,541	6.33

Advisory Research, Inc. [6] 180 North Stetson Street, Suite 5500 Chicago, Illinois 60601	1,008,795	5.62

NFJ Investment Group L.P. [7] 2121 San Jancinto Street, Suite 1840 Dallas, Texas 75201	896,700	5.00

[1]	The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2004, and the percentages shown in the table are based on the number of shares of Common Stock outstanding on that date.

[2]	In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Barclays Global Investors, NA reported that it has sole power to vote 848,580 shares of the Company’s Common Stock and to dispose of 930,447 shares of the Company’s Common Stock, Barclays Global Fund Advisors reported that it has sole power to vote 458,870 shares of the Company’s Common Stock and to dispose of 459,891 shares of the Company’s Common Stock, Barclays Bank PLC reported that it has the sole power to vote and dispose of 255,973 shares of the Company’s Common Stock, Barclays Capital Securities Limited reported that it has the sole power to vote and dispose of 3,700 shares of the Company’s Common Stock, and Palomino Limited reported that it has the sole power to vote and dispose of 2,100 shares of the Company’s Common Stock. The Schedule 13G states that the shares of Common Stock reported are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

[3]	In a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005, Goldman Sachs Asset Management, L.P. reported that, in its role as investment adviser, it has sole power to vote 804,233 shares of the Company’s Common Stock and sole power to dispose of 1,362,632 shares of the Company’s Common Stock.

[4]	In a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005, Dimensional Fund Advisors Inc. (“Dimensional”) reported that, in its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager to certain commingled group trusts and separate accounts (collectively, the “Funds”), it has sole power to vote and dispose of 1,317,284 shares of the Company’s Common Stock. The Schedule 13G states that all of such shares are owned by the Funds, no one of which, to the knowledge of Dimensional, owns more than 5% of the shares of Common Stock outstanding.

[5]	Each participant in the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan (the “401(k) Plan”) has the right to instruct Merrill Lynch Trust Company, trustee for the 401(k) Plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

[6]	In a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005, Advisory Research, Inc. reported that, in its role as investment adviser, it has sole power to vote and dispose of 1,008,795 shares of the Company’s Common Stock.

[7]	In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, NFJ Investment Group L.P. reported that, in its role as investment adviser, it has sole power to vote 579,500 shares of the Company’s Common Stock, shared power to vote 317,200 shares of the Company’s Common Stock and sole power to dispose of 896,700 shares of the Company’s Common Stock.

Directors and Executive Officers

The following table sets forth certain information with respect to (a) the beneficial ownership of shares of the Company’s Common Stock by (i) each director and nominee, (ii) each executive officer listed in the Summary Compensation Table set forth in “Executive Compensation” below (the “Named Executive Officers”) and (iii) all directors and executive officers as a group and (b) the amount of deferred stock units held by each such person and group.

	Beneficial Ownership[1]		Deferred Stock Units [3]
Name of Beneficial Owner	Number of Shares [2]	Percent of Class
Janet A. Alpert	49,399	*	0
Kenneth Astheimer	20,955	*	0
Gale K. Caruso	0	*	0
Theodore L. Chandler, Jr.	154,855	*	10,928
Michael Dinkins	13,700	*	4,604
G. William Evans	55,881	*	6,180
Charles H. Foster, Jr.	255,233	1.42	3,629
John P. McCann	18,573	*	8,334
Robert F. Norfleet, Jr.	12,823	*	3,942
Jeffrey C. Selby	14,040	*	2,670
Robert T. Skunda	4,100	*	2,680
Julious P. Smith, Jr.	9,010	*	5,424
Thomas G. Snead, Jr.	6,500	*	4,352
Eugene P. Trani	12,573	*	7,914
Marshall B. Wishnack	19,073	*	2,716

All directors and executive officers as a group (19 persons, including those named above)	662,774	3.69	70,950

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

[1]	The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2004, and the percentages shown in the table are based on the number of shares of Common Stock outstanding on that date.

[2]	The number of shares of Common Stock shown in the table includes 34,477 shares held for certain directors and executive officers in the 401(k) Plan as of December 31, 2004, and 354,000 shares that directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2004. The number of shares also includes 5,073 shares of the Company’s Common Stock held in fiduciary capacities. Such shares held in fiduciary capacities may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.

[3]	The amounts reported in this column are deferred stock units held as of December 31, 2004 by (i) non-employee directors under the Company’s Outside Directors Deferral Plan (see “Governance of the Company – Directors’ Compensation”) and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Except as noted below, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2004. Each of Janet A. Alpert, Kenneth Astheimer, John R. Blanchard, Theodore L. Chandler, Jr., G. William Evans, Charles H. Foster, Jr., Michelle H. Gluck, Melissa A. Hill, Glyn J. Nelson and Jeffrey C. Selby, all executive officers of the Company, inadvertently failed to file a Form 4 covering the vesting of phantom stock in the form of cash units that occurred on December 16, 2004. Corrective filings were made on January 28, 2005. G. William Evans, an executive officer of the Company, inadvertently filed a Form 4 covering the exercise of stock options occurring on November 4, 2004 one day late on November 9, 2004.

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with both the Chairman and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the Board’s performance. The Guidelines are available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company, 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235-5153.

The Board of Directors in its business judgment has determined that the following 8 of its 11 members are independent as defined by New York Stock Exchange listing standards: Michael Dinkins, John P. McCann, Robert F. Norfleet, Jr., Robert T. Skunda, Julious P. Smith, Jr., Thomas G. Snead, Jr., Eugene P. Trani and Marshall B. Wishnack. The Board has also determined that Gale K. Caruso will be independent under such standards. In reaching this conclusion, the Board considered that the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•	during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•	during each of the current fiscal year and three most recent fiscal years, the director is not, and was not an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•	the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s non-employee directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in relationships with the Company not meeting the criteria set forth above.

Codes of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries and controlled affiliates and a Code of Ethics for Senior Financial Officers for the Company’s Chief Executive Officer and principal financial officers. The Codes address such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. They are available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. Printed copies of the Codes are available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2004, there were six meetings of the Board of Directors. Each director attended 75% or more of the total aggregate number of meetings of the Board and of the committees on which he or she served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after each regularly scheduled Board meeting. At least once a year the Board schedules an executive session including only independent directors. Eugene P. Trani, the Chairman of the Corporate Governance Committee, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Chairman of the Corporate Governance Committee c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, the Investment Funds Committee and the Finance Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The members of the Executive Committee are Messrs. Foster (Chairman), McCann, Norfleet and Smith. The Committee met one time in 2004.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in October 2004. The Audit Committee Charter is set forth in Appendix C to this Proxy Statement and is available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company, 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235-5153.

The members of the Audit Committee are Messrs. Norfleet (Chairman), Dinkins, Skunda and Trani, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Dinkins qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met six times in 2004. For additional information regarding the Committee, see “Audit Information – Audit Committee Report” on page 30 of this Proxy Statement.

Executive Compensation Committee

The Executive Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; evaluating the performance of, and determining the salaries, incentive compensation and executive benefits for senior management; and administering the Company’s equity-based, deferral and other compensation plans. The Committee operates under a written charter last amended by the Board in October 2004. The Charter of the Executive Compensation Committee is available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Executive Compensation Committee are Messrs. Wishnack (Chairman), Snead and Trani, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2004. For additional information regarding the Committee, see “Report of Executive Compensation Committee” on page 13 of this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning corporate governance practices. The Committee acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board in October 2004. The Charter of the Corporate Governance Committee is available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Corporate Governance Committee are Messrs. Trani (Chairman), Norfleet, Skunda, Snead and Wishnack, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2004.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2006 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2006 Annual Meeting” on page 31 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a printed copy of which is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, an understanding of the Company’s business and the complexities of a large publicly-traded company in today’s business environment, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board members that represent a diversity of background and experience;

•	Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with the Company);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•	Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Securities and Exchange Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience;

•	Whether the member/potential member, by virtue of particular experience relevant to the Company’s current or future business, will add specific value as a Board member; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under the process used by the Company for selecting new Board candidates, the Chairman, the Chief Executive Officer, the Corporate Governance Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and at least one member of the Corporate Governance Committee interview prospective candidate(s). The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

Gale K. Caruso, who is standing for election for the first time at the Meeting, was recommended by the Corporate Governance Committee.

Investment Funds Committee

The Investment Funds Committee establishes the investment policy and monitors the performance of pension and portfolio investments of the Company and its subsidiaries. The members of the Investment Funds Committee are Messrs. McCann (Chairman), Dinkins, Skunda, Smith and Snead, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met five times in 2004.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure and other financial matters. The members of the Finance Committee are Messrs. Dinkins (Chairman), McCann, Smith and Wishnack, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2004.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2004 annual meeting of shareholders.

Directors’ Compensation

Each director who is not an officer of the Company receives a quarterly retainer of $6,250, a fee of $1,500 for attendance at each Board meeting, and a fee of $750 for attendance at each meeting of a Board committee of which he is a member. The Chairman of the Audit Committee receives an additional quarterly retainer of $2,500, and all other Committee Chairmen receive an additional quarterly retainer of $1,250. Each such non-employee director may elect to receive all or part of his compensation in stock. The number of shares of the Company’s Common Stock issuable to a director who makes an annual irrevocable election to receive all stock in lieu of cash compensation is increased by 20%. A director who is also an officer of the Company receives no compensation for his or her services as a director.

The Outside Directors Deferral Plan, as amended and restated in 1998, 2002 and 2004 and as approved by the shareholders in 2004, permits non-employee directors to defer all or a portion of their cash compensation in deferred stock units. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock and fluctuates in value with the market price of such stock. A participant’s deferred stock unit account is increased by dividends paid by the Company on the Common Stock. Those participants who elect to defer 100% of their total cash compensation into deferred stock units for a given year shall receive additional compensation in the form of deferred stock units equal to 20% of their total compensation. Before the 1998 amendment to the Plan, participants were able to defer amounts also into a deferred cash account. The 2002 amendment to the Plan gave certain participants the one-time opportunity to transfer all or a portion of their deferred stock unit account into a deferred cash account effective August 16, 2002 and reestablished the option to defer amounts into a deferred cash account for the remainder of the year 2002. In 2004, the Plan was amended to provide for a maximum of 100,000 shares of the Company’s Common Stock to be issued under the Plan. Each deferred cash account is credited with interest annually, and the interest paid is based on the rate of return set forth in the amended and restated Plan, which is currently 9%. Under the Plan, benefits in deferred stock unit accounts are paid in Common Stock, and benefits in deferred cash accounts are paid in cash. Benefits also include survivor’s benefits in the event that the participant dies before receiving all of the benefits to which the participant is entitled under the Plan. A participant may also postpone receipt of benefit payments by making a timely election. Accelerated payment of deferred benefits may occur under certain conditions, including a change of control of the Company.

Prior to 1997 pursuant to the Company’s 1992 Stock Option Plan for Non-Employee Directors (the “Directors’ Option Plan”), and in 1997 pursuant to the Company’s 1991 Stock Incentive Plan, as amended (the “1991 Stock Incentive Plan”), each non-employee director was granted an option to purchase 1,500 shares of Common Stock of the Company on the first business day following each annual meeting of shareholders. Beginning in 1998, pursuant to the 1991 Stock Incentive Plan, the annual option grant to each non-employee director was increased to 2,000 shares of the Company’s Common Stock. In 2001 and 2002, annual option grants were made pursuant to the Company’s 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”). The exercise price of all options granted to non-employee directors is the fair market value of the Company’s Common Stock on the date of grant. All of the options are exercisable six months after the date of grant and expire ten years from the date of grant. Shorter expiration periods may apply in the event an optionee dies, becomes disabled or resigns from or does not stand for reelection to the Board. The options will be adjusted for stock dividends, stock splits and certain other corporate events that may occur in the future. In 2003, annual option grants to non-employee directors were discontinued and replaced with annual grants of 1,000 shares of restricted Common Stock to each non-employee director pursuant to the 2000 Stock Incentive Plan. The shares of restricted Common Stock vest on the earliest to occur of certain events including (i) the expiration of ten years from the date of the award; (ii) the termination of the director’s service on the Board as a result of the director’s (a) retirement from the Board in accordance with the Board’s retirement policy then in effect, (b) not being nominated for reelection to the Board other than at the director’s request, (c) failure to be reelected by the shareholders, or (d) disability rendering the director unable to perform his duties for a period of six months or longer; (iii) the director’s death; or (iv) a change of control of the Company.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

Decisions on compensation of the Company’s executive officers as well as those officers of its subsidiaries who are members of executive management (collectively “senior management”) are made by the Executive Compensation Committee of the Board (the “Committee”). The Committee determines the salaries of the Company’s Named Executive Officers and reviews and approves annual management incentive programs and executive benefits for senior management. It also administers the 1991 and 2000 Stock Incentive Plans, the Directors’ Option Plan, the Executive Voluntary Deferral Plan, the Outside Directors Deferral Plan, the Senior Management Compensation Program Shared Resources for Named Executive Officers and the Executive Target Ownership Program. The Committee reviews any significant changes in the tax qualified employee benefit plans and the Regional Management Incentive Programs. All decisions by the Committee relating to the compensation of the Company’s senior management are reported to the full Board.

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information with respect to the compensation provided to the Company’s Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers. The report of the Committee set forth below addresses the Company’s compensation policies in effect for 2004.

Executive Compensation Policies

The Committee implements compensation policies that are designed to provide competitive levels of compensation that integrate base pay with the Company’s annual and long-term performance goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly qualified executives.

The Committee annually, or more frequently, reviews the Company’s executive compensation program. The Committee evaluates compensation structures and the financial performance of other publicly held companies in the real estate related services industry, of publicly held companies in certain other financial services sectors and in companies of similar size as well as the compensation of executive officers in those companies in order to establish general parameters within which it may fix competitive compensation for its executive officers. The Committee may also review data from published compensation surveys. The Committee believes that compensation comparisons are most appropriately made to executives within a designated industry and related industry peer group, with particular emphasis on comparable companies providing real estate related services. This group may change as the Company or its competitors change their focus, merge or consolidate or as new competitors emerge.

The Committee then determines the appropriate salary and management incentive using a number of factors, including the executive officer’s individual duties and responsibilities in the Company, relative importance to the overall success of the Company’s short-term and long-term goals and attainment of individual performance goals, if appropriate. With respect to compensation for the Company’s Chief Executive Officer, the Committee specifically considers the following factors: integrity, vision, leadership, ability to meet agreed upon corporate performance objectives, succession planning, shareholder relations and CEO-Board relations, and it evaluates the overall performance of the Company, including revenues, earnings, development of the organization and return on shareholders’ equity. With respect to the other executive officers, including the Named Executive Officers, the Committee reviews goals and accomplishments for the year as they pertain to the area or areas of Company operations for which the executive is personally responsible and accountable.

Combining subjective and objective policies and practices, this assessment process is undertaken annually, or more frequently, by the Committee in order to implement the Company’s pay-for-performance policy, which focuses on an executive officer’s total compensation, including cash and non-cash compensation, from all sources.

Base Salaries and Annual Incentives

Base salaries should normally be targeted at, or slightly below market medians and reflect (over time) individual performance and level of responsibility. Annual cash incentives and longer term stock based incentives should be competitive and consistent with performance.

Effective January 1, 2005, the Company separated the roles of Chairman of the Board of Directors and Chief Executive Officer. In connection with this change, Mr. Foster retained the title of Chairman of the Board of Directors, and he will continue in that position through December 22, 2006 pursuant to an employment agreement. During the term of Mr. Foster’s employment agreement, he will receive an annual base salary of $575,000 and an annual bonus of $1,125,000, payable in restricted stock and cash units in February 2006 for the 2005 calendar year and payable in a combination of cash and stock as determined by the Committee in February 2007 for the 2006 calendar year.

The executive officers of the Company, including the Named Executive Officers, were also eligible for incentive compensation for individual and corporate performance in 2004. The Committee awards such annual incentives based on that performance and in analyzing those individual and corporate results against the designated peer group mentioned elsewhere in this report. The Committee’s review included a specific review of Mr. Foster’s and the Named Executive Officers’ achievement against annual goals in their respective areas of responsibility. Based on that documented performance review, the Committee awarded Mr. Foster an annual incentive bonus of $901,000 for 2004.

Long-Term Incentives

The Committee administers the 1991 and 2000 Stock Incentive Plans under which it has granted to key executives stock options and shares of restricted Common Stock based upon a determination of competitive aggregate compensation levels. The primary objective of issuing stock-based incentives is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company’s stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company’s stock incentive program is effectively designed to further this objective.

At its September 30, 2004 meeting, the Committee determined to issue restricted stock to executive officers including the Named Executive Officers to coincide with the Company’s earnings release date in February 2005 and to facilitate consideration of all elements of total compensation for such executives at one time during the year.

Effective February 28, 2005, the Committee awarded Mr. Foster a combined restricted stock and phantom stock award with respect to 28,000 shares of Common Stock (each share of phantom stock payable solely in cash and referred to as a “cash unit”), consisting of 16,240 restricted shares and 11,760 cash units. The Committee also granted restricted stock/cash unit awards to various executive officers, including all Named Executive Officers, except for Janet A. Alpert, who retired from the Company on December 17, 2004.

The Committee has determined the aggregate number of shares of restricted stock to be granted to executives by using a calculation based upon the Company’s issued and outstanding shares on a fully diluted basis, with a goal of granting aggregate shares in an amount equal to .75% to 1.25% of fully diluted issued and outstanding shares each year. For restricted stock grants made in February 2005, the aggregate percentage granted (including cash units) was 1.00%. In deciding to use such a calculation, the Committee assessed data with respect to stock and option grants to executives in the designated peer group and considered the executive compensation structure of other companies of comparable size and performance characteristics. With respect to the shares and units granted to Mr. Foster, the Committee evaluated Mr. Foster’s overall compensation package relative to that of other chief executives in the designated peer group. With respect to the allocation of shares among the Named Executive Officers and other executives, the Committee is of the view that, as a person’s level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company’s Common Stock and return to its shareholders.

These restricted shares and cash units vest over a four-year period following the date of the award and may, at Committee discretion, vest earlier in the event of an executive’s termination, retirement, death or disability.

Executive Target Ownership Program

In 1998, with an effective date of January 1, 1999, the Company adopted the Executive Target Ownership Program that requires members of executive management to attain certain stock ownership levels and therefore maintain a vested interest in the equity performance of the Company. Over a five-year period, the executives covered by the program are expected to reach certain ownership levels based on specific share targets per executive officer level. Stock ownership for purposes of this program includes (1) shares beneficially owned outright by the executive or by a trust for the executive’s benefit, (2) vested shares held in a qualified benefit plan, (3) the unvested portion of restricted shares, (4) the unvested portion of cash units (granted in tandem with restricted shares) (5) shares retained from the exercise of options and (6) deferred stock units under the Executive Voluntary Deferral Plan. Unexercised stock options do not count for purposes of this program.

Effective March 1, 2003, the Company amended and restated the Executive Target Ownership Program to expand the group of participants to include officers of the Company ranging from the Chief Executive Officer to the Senior Vice President level and to revise the target ownership levels. The salary multiple targets under the old plan were converted to share targets based on a $40 stock price. The recommended target ownership levels under the amended and restated program range from 65,000 shares for the Chief Executive Officer to 7,500 shares for a Senior Vice President. As of December 31, 2004, Mr. Foster and all Named Executive Officers had met these targeted ownership levels.

The tables which follow this report, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides certain criteria for the tax deductibility of annual compensation in excess of $1 million paid to certain executives of public companies. The Company intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements of full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). Deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

To meet the criteria applicable to deductible performance-based compensation (as defined in Section 162(m)), the Company has taken appropriate action to cause grants of stock options and stock appreciation rights under the 1991 and 2000 Stock Incentive Plans to be performance-based and has submitted to its shareholders the LandAmerica Financial Group, Inc., Executive Officer Incentive Plan, a plan which would permit certain compensation earned by participants to qualify as deductible under Section 162(m).

Executive Compensation Committee
Marshall B. Wishnack, Chairman
Thomas G. Snead, Jr.
Eugene P. Trani

March 24, 2005

Richmond, Virginia

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation Awards			All Other Compensation ($)[3]
		Salary ($)	Bonus ($)	Other Annual Compensation ($)[1]	Restricted Stock Awards ($)[2]		Securities Underlying Options (#)
Charles H. Foster, Jr. Chairman	2004 2003 2002	$570,833 550,000 525,000	$901,000 1,177,190 617,000	$1,359 1,359 —	$	— 1,829,100[4] 982,604[5]	— — —	$192,798 122,201 75,322

Theodore L. Chandler, Jr. President and Chief Executive Officer	2004 2003 2002	400,000 327,500 315,000	551,000 545,978 389,000	6,215 6,215 —		— 1,045,200[4] 613,204[5]	— — —	69,951 31,281 30,144

Janet A. Alpert Former Vice Chairman	2004 2003 2002	386,410 361,918 346,512	800,000 643,362 448,000	1,973 1,973 —		— 1,045,200[4] 613,204[5]	— — —	185,592 102,488 60,211

Jeffrey C. Selby Executive Vice President	2004 2003 2002	275,000 250,008 250,008	615,181 428,218 175,000	3,822 — —		— 156,600[4] 121,902[5]	— — —	102,658 66,443 49,647

Kenneth Astheimer Executive Vice President	2004 2003 2002	275,016 275,016 275,016	330,000 252,510 150,000	1,358 — —		— 156,600[4] 121,902[5]	— — —	110,105 87,067 53,773

G. William Evans Chief Financial Officer	2004 2003 2002	297,500 282,500 270,000	273,400 357,217 311,000	1,992 1,992 —		— 783,900[4] 491,302[5]	— — —	45,102 42,820 35,844

[1]	The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers during each of the fiscal years ended December 31, 2004, 2003 and 2002, did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for each in such years. The amounts shown in this column represent amounts reimbursed by the Company for the payment of taxes associated with the compensation attributable to life insurance premiums paid by the Company in 2004 on behalf of such individuals.

[2]

No restricted stock or cash units were awarded to the Named Executive Officers during the 2004 fiscal year. The aggregate number of shares of restricted Common Stock held by each of the Named Executive Officers on December 31, 2004, and the dollar value of such shares on such date based on a $53.93 closing price of a share of Common Stock on December 31, 2004, as reported on the New York Stock Exchange, were as follows: Mr. Foster, 28,525 shares, $1,538,353; Mr. Chandler, 17,000 shares, $916,810; Ms. Alpert, 0 shares, $0; Mr. Selby, 2,955 shares, $159,363; Mr. Astheimer, 2,955 shares, $159,363; and Mr. Evans, 13,175 shares, $710,528. The aggregate number of cash units held by each of the Named Executive Officers on December 31, 2004, and the dollar value of such cash units on such date based on a $53.93 closing price of a share of Common Stock on December 31, 2004, as reported on the New York Stock Exchange, were as follows: Mr. Foster, 11,025 units, $594,578; Mr. Chandler, 6,300 units, $339,759; Ms. Alpert, 0 units, $0; Mr. Selby, 945 units, $50,964; Mr. Astheimer, 945 units, $50,964; and Mr. Evans, 4,725 units, $254,819.

[3]	“All Other Compensation” includes the following amounts for the fiscal year ended December 31, 2004: (a) $7,995, $7,995, $4,940, $7,242, $7,242 and $7,995 for Mr. Foster, Mr. Chandler, Ms. Alpert, Mr. Selby, Mr. Astheimer and Mr. Evans, respectively, representing the employer contribution to the 401(k) Plan on behalf of each of these executive officers to match the 2004 pre-tax elective deferral contribution (which is included under the “Salary” column) made by each to such plan; (b) $5,853, $4,417 and $2,934 of accrued interest on income deferred in 1986, 1987 or 1988 by Mr. Foster, Ms. Alpert and Mr. Astheimer, respectively, under the Lawyers Title Deferred Income Plan (computed assuming that each of the participating Named Executive Officers satisfies all conditions necessary to earn the highest interest rate payable under such plan), to the extent the total interest accrued with respect to such income amounts during 2004 exceeded 120% of the applicable federal long term rate provided under Section 1274(d) of the Internal Revenue Code; (c) $21,450, $17,000, $16,650, $10,000, $11,975 and $9,900 for Mr. Foster, Mr. Chandler, Ms. Alpert, Mr. Selby, Mr. Astheimer and Mr. Evans, respectively, representing compensation attributable to life insurance premiums paid by the Company in 2004 on behalf of such individuals; and (d) $157,500, $44,956, $128,978, $85,416, $87,954 and $27,207 for Mr. Foster, Mr. Chandler, Ms. Alpert, Mr. Selby, Mr. Astheimer and Mr. Evans, respectively, representing interest on each of these executive officers’ deferred cash accounts under the Company’s Executive Voluntary Deferral Plan; and (e) $30,654.54 in accrued paid time off pay for Ms. Alpert. With respect to accrued interest under the Lawyers Title Deferred Income Plan, the amounts for 2004 accrued interest were calculated based on an assumed reasonable rate of interest currently in effect, whereas calculations for previous years for Ms. Alpert and Mr. Foster were calculated based on an assumed reasonable rate of interest at the time of the deferral.

[4]	These amounts reflect the dollar value, based on the $52.20 closing price of a share of Common Stock on December 16, 2003, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock and cash units awarded on such date to the Named Executive Officers: Mr. Foster, 20,300 shares and 14,700 cash units; Mr. Chandler, 11,600 shares and 8,400 cash units; Ms. Alpert, 11,600 shares and 8,400 cash units; Mr. Selby 1,740 shares and 1,260 cash units; Mr. Astheimer, 1,740 shares and 1,260 cash units; and Mr. Evans, 8,700 shares and 6,300 cash units. On December 16, 2005, and on each of the three successive anniversary dates of such date, the award vests for 25% of the shares of Common Stock and 25% of the cash units covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock and cash units covered by the award.

[5]	These amounts reflect the dollar value, based on the $36.94 closing price of a share of Common Stock on December 16, 2002, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock awarded on such date to the Named Executive Officers: Mr. Foster, 26,600 shares; Mr. Chandler, 16,600 shares; Ms. Alpert, 16,600 shares; Mr. Selby, 3,300 shares; Mr. Astheimer, 3,300 shares; and Mr. Evans, 13,300 shares. On December 16, 2003, and on each of the three successive anniversary dates of such date, the award vests for 25% of the shares of Common Stock covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock and cash units covered by the award.

Stock Options

The following table contains information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2004 and the fiscal year-end value of all unexercised stock options held by the Named Executive Officers. There were no grants of stock options to the Named Executive Officers during the fiscal year ending December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)[2]
Name	Shares Acquired on Exercise (#)	Value Realized ($)[1]	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles H. Foster, Jr.	130,000	$2,856,107	120,000	40,000	$2,673,600	$891,200
Theodore L. Chandler, Jr.	—	—	104,000	20,000	2,831,734	445,600
Janet A. Alpert	60,000	1,221,968	—	—	—	—
Jeffrey C. Selby	10,500	147,130	6,500	4,500	152,545	97,685
Kenneth Astheimer	20,000	248,959	—	2,500	—	42,825
G. William Evans	53,425	737,966	7,500	15,000	205,725	334,200

[1]	The value realized represents the difference between the exercise price of the option and the fair market value of the Company’s Common Stock on the date of exercise.

[2]	The value of unexercised in-the-money options at fiscal year-end represents the difference between the exercise price of the options and $53.93, the fair market value of the Company’s Common Stock on December 31, 2004.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) [1]
Equity Compensation Plans Approved by Shareholders [2]
1991 Stock Incentive Plan	106,838	$26.98	0
1992 Stock Option Plan for Non-Employee Directors	3,000	15.50	0
2000 Stock Incentive Plan [3]	449,375	30.97	2,487,314
Equity Compensation Plans Not Approved by Shareholders [4]	—	—	—

Total	559,213	$30.08	3,387,314

[1]	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

[2]	The Company has two equity compensation plans – the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan and the LandAmerica Financial Group, Inc. Outside Directors Deferral Plan – that are not presented in this table. The Executive Voluntary Deferral Plan allows key executives to defer receipt of bonus payments as a means of saving for retirement and other future purposes. The Outside Directors Deferral Plan allows non-employee directors to defer receipt of cash compensation as a means of saving for retirement and other future purposes. No options, warrants or rights are granted under either plan. Under each plan, participants may elect to defer compensation in deferred stock units that represent a hypothetical share of the Company’s Common Stock. The deferred stock units are paid out in shares of Common Stock. Each plan includes a feature under which the Company may credit additional deferred stock units to participants. The maximum amounts of shares of Common Stock that the Company can issue under the Executive Voluntary Deferral Plan and the Outside Directors Deferral Plan are 800,000 and 100,000, respectively.

[3]	The 2000 Stock Incentive Plan permits grants of stock options and stock appreciation rights and awards of Common Stock, restricted stock and/or phantom stock. The 2000 Stock Incentive Plan currently authorizes the issuance of 3,600,000 shares of Common Stock for grants and awards. The 2000 Stock Incentive Plan does not limit, however, the amount of phantom stock (designated as cash units) the Company can award as long as it is payable only in cash.

[4]	The Company has one compensation plan, the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan (the “162(m) Plan”) that has not yet been approved by the shareholders, and such 162(m) Plan is being submitted to its shareholders for approval at the Meeting. No options, warrants or rights are granted under the 162(m) Plan as proposed. For additional information, see “Proposal Three – Approval of the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan.”

Retirement Benefits

All of the Named Executive Officers have vested accounts in the Company’s Cash Balance Plan, a qualified defined benefit retirement plan. Under the plan, which was frozen effective December 31, 2004, a hypothetical cash balance account was established for each participant for record keeping purposes. Prior to December 31, 2004, a participant’s cash balance account was annually credited with (i) a compensation credit based on the participant’s age, service and compensation for that year and (ii) an interest credit based on the participant’s account balances at the end of the prior year. The compensation credit percentage was determined by the sum of the participant’s age and service at the beginning of the year, and ranged from 2% for a sum of less than 35 to 5% for a sum of 80 or more. Annual interest credits were based on the average of 10-year Treasury bond rates in effect for the month of November of the prior year. At retirement, the account balance may be converted to various monthly benefit options based on actuarial factors defined in the plan or may be paid in a lump sum benefit. Benefits for participants who were eligible for early retirement on December 31, 1998, under the terms of the former Lawyers Title Retirement Plan or the former Commonwealth Pension Plan will be no less than benefits calculated under the provisions of such former plan.

The Internal Revenue Code limits (i) the annual retirement benefit that may be paid under the Cash Balance Plan and (ii) the compensation that may be used in computing a benefit. The maximum benefit limitation is adjusted each year to reflect the cost of living. For 2004, the maximum benefit limitation was $165,000 (based on a life annuity) and the earnings limitation was $205,000.

All of the Named Executive Officers are also covered by the Company’s 1999 Benefit Restoration Plan, an unfunded plan designed to restore to selected participants the benefits that cannot be paid under the Cash Balance Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. As of December 31, 2004, future accruals under the 1999 Benefit Restoration Plan were discontinued. The benefit payable under the 1999 Benefit Restoration Plan is fixed at the difference between the benefit that would be payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the 1999 Benefit Restoration Plan are payable for a period of 15 years.

The estimated total annual benefit payable to certain of the Named Executive Officers under the Cash Balance Plan and 1999 Benefit Restoration Plan for the first 15 years after normal retirement is as follows: Mr. Foster, $272,000; Mr. Chandler, $14,000; Ms. Alpert, $123,000; Mr. Astheimer $129,000; and Mr. Evans, $104,000. The estimated total annual benefit payable to Mr. Selby under the Cash Balance Plan and the Commonwealth Land Title Insurance Company Supplemental Executive Retirement Plan for the first 10 years after normal retirement is $97,000. After the 15 and 10 year time periods specified above, the estimated annual benefit payable to certain of the Named Executive Officers is as follows: Mr. Foster, $109,000; Mr. Chandler, $4,000; Mr. Selby, $29,000; Mr. Astheimer, $70,000; and Mr. Evans, $62,000. Upon her retirement from the Company in 2004, Ms. Alpert received a lump sum payment of $685,008 in lieu of all future annual benefits under the Cash Balance Plan.

Contractual Obligations

Change of Control Agreements. To ensure that the Company will have the continued dedicated service of certain key employees notwithstanding the possibility, threat or occurrence of a change of control, the Company has entered into change of control employment agreements with each of the Named Executive Officers (except for Mr. Foster and Ms. Alpert) and other designated employees. The agreements generally provide that if the employee is terminated other than for cause within three years after a change of control of the Company, or if the employee terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the employee is entitled to receive “severance benefits.” Severance benefits include a lump sum severance payment equal to up to three times the sum of the employee’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and, under most of the agreements, an additional payment to compensate the employee for certain excise taxes imposed on certain change of control payments.

The agreements into which each of the Named Executive Officers (except for Mr. Foster and Ms. Alpert) have entered provide for an initial three-year change of control period commencing on the date of execution of the agreement, with an automatic annual renewal on each anniversary date for an additional three-year period, unless earlier terminated. On October 27, 2004, the Company modified its form of change of control agreement to delete the automatic annual renewal provision. The Company expects that the change of control employment agreements with the Named Executive Officers, which were in existence prior to October 27, 2004, will be terminated on or about December 31, 2006. The Company currently anticipates that the Named Executive Officers of the Company will receive replacement agreements at that time without the automatic annual renewal provision.

The Board of Directors believes that both forms of the change of control employment agreements benefit the Company and its shareholders by securing the continued service of key personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

Employment Agreement. The Company and Charles H. Foster, Jr. are parties to an employment agreement effective January 1, 2005 that replaced the change of control employment agreement described above for Mr. Foster. The employment agreement sets forth Mr. Foster’s duties as Chairman of the Board of the Company and provides for compensation and benefits during the term of the agreement and upon a change of control of the Company. Specifically, the employment agreement provides for an annual base salary of $575,000 and annual bonuses of $1,125,000 in restricted stock and cash units for 2005 and $1,125,000 in cash or stock, or a combination of both, for 2006. The employment agreement also provides that Mr. Foster is entitled to participate in and receive benefits under all savings, retirement, welfare benefit, expense reimbursement, fringe benefit and other plans and arrangements made available to peer executives of the Company.

Mr. Foster’s new employment agreement contains severance benefits that are substantially similar to the benefits available to Mr. Foster under the terminated change of control employment agreement, except that the lump sum severance payment to Mr. Foster upon a change of control shall be equal to $5,256,570, representing three times the sum of Mr. Foster’s base salary and annual bonus for the 2004 calendar year. The employment agreement terminates on December 22, 2006.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to the shareholders of the Company for the last five fiscal years with the total return on the Standard & Poors 500 Index and the Nasdaq Insurance Index. The graph makes the same comparison to the Standard & Poors 600 Small Cap Index, which includes the Company. The graph assumes the investment of $100 in the Company’s Common Stock on December 31, 1999, and the reinvestment of all dividends.

LANDAMERICA FINANCIAL GROUP, INC.

CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

	LandAmerica	S&P 500 Index	NASDAQ Insurance Index	S&P 600 Small Cap Index
12/31/99	100	100	100	100
12/31/00	222	91	119	112
12/31/01	159	80	130	119
12/31/02	197	62	130	102
12/31/03	293	80	161	141
12/31/04	306	89	196	173

PROPOSAL TWO

APPROVAL OF THE

LANDAMERICA FINANCIAL GROUP, INC.

423 EMPLOYEE STOCK PURCHASE PLAN

On October 27, 2004, the Board of Directors adopted, subject to shareholder approval, the LandAmerica Financial Group, Inc. 423 Employee Stock Purchase Plan (the “423 Plan”). The 423 Plan will be effective July 1, 2005 if shareholder approval is obtained. The 423 Plan allows eligible employees to purchase stock in accordance with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board believes that the 423 Plan will benefit the Company by (i) providing greater incentive for employees to own or increase their ownership of the Company’s Common Stock and (ii) more closely associating the interests of employees with those of the Company and its shareholders through their increased stock ownership.

It is not possible to determine the benefits that will be received by executive officers and other employees if the 423 Plan is approved by the shareholders, because benefits under the 423 Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates.

The following general description of the principal features of the 423 Plan is qualified in its entirety by reference to the full text of such plan, which is set forth in the attached Appendix A.

Terms and Conditions of the 423 Plan

Administration. The Benefits Committee will administer the 423 Plan. The Benefits Committee will have complete authority to interpret the provisions of the 423 Plan, to prescribe the forms that are used under the 423 Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 423 Plan and to make all other determinations necessary or advisable for the administration of the 423 Plan. The Benefits Committee may designate a third-party recordkeeper to assist in plan administration.

Eligibility. Each employee of the Company or any subsidiary is eligible to participate in the 423 Plan as of the first day of the month following 30 days of employment. Directors who are employees of the Company or any subsidiary are eligible to participate in the 423 Plan. Currently, there are approximately 11,810 employees and 2 employee-directors who would be eligible to participate in the 423 Plan.

Enrollment. Each eligible employee may elect to participate in the 423 Plan by submitting a request through the recordkeeper’s website or designated interactive voice response system during the enrollment period immediately prior to the offering period. An eligible employee who elects to participate in the 423 Plan is referred to as a “Participant.”

Option Grants. The 423 Plan has monthly offering periods that begin with the Date of Grant (the first day of the month) and end on the Purchase Date (the last business day of such month). Each individual who is a Participant on a Date of Grant will be granted an option as of that Date of Grant. The number of shares of Common Stock subject to such option will be determined by dividing the option price (as described below) into the balance credited to the Participant’s account as of the Purchase Date following the Date of Grant. However, no Participant may purchase stock under all employee stock purchase plans of the Company, including the 423 Plan, at a rate in excess of $25,000 in Fair Market Value (determined as of the Date of Purchase) for any calendar year.

Option Price. The purchase price per share for Common Stock acquired by Participants upon the exercise of an option shall be eighty-five percent (85%) of the fair market value of the Common Stock on the applicable Purchase Date. The closing price for a share of the Company’s Common Stock on the New York Stock Exchange on March 31, 2005 was $50.03.

Payroll Deduction. The purchase price for shares of Common Stock is accumulated by payroll deductions from the Participant’s salary each payroll period. A Participant may not alter the amount of payroll deduction on or after the applicable Date of Grant until the next enrollment period except upon termination of employment.

Exercise. Unless a Participant terminates employment during an offering period, each option will be exercised automatically on each Purchase Date for the number of shares of Common Stock that may be purchased at the option price for that option.

Withdrawal. A Participant may discontinue participation in the 423 Plan at any time by giving notice to that effect prior to the next enrollment period. A Participant’s withdrawal is effective as of the next enrollment period.

Distribution. Participants may obtain stock certificates for all or part of the whole shares of Common Stock credited on their behalf under the 423 Plan by submitting a request to the recordkeeper. Fractional shares will not be issued under the 423 Plan. A fractional share credited to a Participant will be distributed in cash. Participants may also instruct the recordkeeper to sell all or any number of shares of Common Stock credited to them under the Plan by submitting a request to the recordkeeper.

Transferability. Options granted under the 423 Plan are nontransferable except by will or the laws of descent and distribution. No right or interest of a Participant in any option may be liable for, or subject to, any lien, obligation or liability of the Participant.

Shareholder Rights. No Participant will, as a result of the grant of an option, have any rights as a shareholder until the applicable Purchase Date.

Shares Subject to Plan

Upon the exercise of an option, the Company may issue shares from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under the 423 Plan is 1,500,000 shares.

If an option is terminated for any reason other than its exercise, the number of shares of Common Stock allocated to the option may be reallocated to other options to be granted under the 423 Plan.

In the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action, then the maximum number of shares as to which options may be granted under the 423 Plan will be adjusted, and the terms of outstanding options will be adjusted, as the Executive Compensation Committee determines to be equitably required.

Amendment and Termination

The Board may, without further action by shareholders, terminate or suspend the 423 Plan at anytime or for any reason. The Board also may amend the 423 Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the 423 Plan (except as described above in the event of a recapitalization, etc.) will become effective until it is approved by shareholders.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 423 Plan. No income will be recognized by a Participant upon the grant or the exercise of an option. A Participant will recognize income if and when he or she disposes of the shares acquired under the option. If the disposition does not occur within two years after the grant of the option or within one year after the exercise of the option (the “option holding period”), the Participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of the sale or disposition over the option price or (ii) an amount equal to fifteen percent of the fair market value of the shares as of the applicable Date of Grant. Any additional gain will be treated as capital gain.

If Common Stock acquired under an option is disposed of prior to the end of the option holding period, the Participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable Purchase Date and the option price. Any gain in excess of that amount will be characterized as capital gain.

The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the Participant disposes of the Common Stock acquired thereunder prior to the expiration of the option holding period. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

Vote Required and Board Recommendation

The 423 Plan must be approved by the affirmative vote of a majority of the votes cast at the Meeting by holders of record of the Company’s Common Stock. Abstentions and Broker Shares that are not voted on this proposal are not considered votes cast and will not affect the outcome of the vote.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE

APPROVAL OF THE LANDAMERICA FINANCIAL GROUP, INC.

EXECUTIVE OFFICER INCENTIVE PLAN

On February 17, 2005, the Board of Directors adopted, subject to and effective upon shareholder approval, the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based compensation” under Section 162(m) of the Code.

The following description of the Incentive Plan is qualified in its entirety by reference to the full text of such plan, which is set forth in the attached Appendix B.

Material Terms of the Incentive Plan

Administration. The Incentive Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee is composed of not less than two Directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code.

Eligibility. The Executive Compensation Committee will designate the executive officers of the Company eligible to participate in the Incentive Plan for each performance period. The executive officers of the Company are the Company’s Chief Executive Officer and such other executives of the Company as may be considered from time to time to be executive officers for purposes of the Securities Exchange Act of 1934. Except in cases of death, disability or retirement, or unless the Executive Compensation Committee otherwise determines, a participant must be an employee of the Company on the last day of a performance period to receive payment of an incentive award.

Section 162(m) Qualification. The Incentive Plan has been designed to qualify bonuses awarded under the Incentive Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. This qualification enables the Company to exclude compensation payable under the Incentive Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to the Company’s Chief Executive Officer and next four highest compensated executive officers to the extent compensation for a taxable year to any such individual exceeds $1,000,000. Under Section 162(m) of the Code, the material terms of a plan such as the Incentive Plan must be submitted to shareholders for approval prior to its effective date and every five years thereafter.

Performance Measures and Goals. Payment of an incentive award to a participant is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Executive Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of an award under the Incentive Plan. The performance goals applicable to a performance period must be established in writing by the Committee for each participant no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Executive Compensation Committee and as applicable to Company and/or business unit performance: net income; earnings per share; net revenues; market share; gross profit; profit margin; cash flow; income before income taxes; expense ratios; return on assets; return on funds employed; return on equity; stock price; market capitalization; and total shareholder return; in each case as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company, and if so determined by the Executive Compensation Committee, adjusted to the extent permitted under Section 162(m) of the Code to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Incentive Plan and cumulative effects of changes in accounting principles. From among these, performance measures may vary from performance period to performance period and participant to participant.

Determination and Payment of Incentives. The incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The Executive Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Incentive Plan. Awards under the Incentive Plan will be made in cash, Common Stock, restricted stock, stock units or any combination thereof. Awards under the Incentive Plan paid in Common Stock, restricted stock or stock units shall be awarded from the authorized amounts available under the LandAmerica 2000 Stock Incentive Plan (the “Stock Incentive Plan”). The maximum incentive awardable under the Incentive Plan to any participant with respect to any fiscal year contained within a performance period is $2,000,000 in cash and 50,000 shares of Common Stock, prorated on a monthly basis for any partial fiscal year performance period.

Death, Disability or Retirement. The Incentive Plan provides that if a participant dies or his or her employment is terminated by reason of disability or retirement after an award has been granted but before it has been determined to be earned, the Company will pay to the participant or, in the case of death, to the participant’s designated beneficiary or estate, a prorated portion of the award that the Executive Compensation Committee determines would have been earned had the participant continued in employment.

Amount of New Plan Benefits. Because participants are selected for each performance period and because amounts payable under the Incentive Plan are based on performance measures, performance goals and award formulas established for each performance period, it cannot be determined at this time what amounts, if any, will be received by or allocated to any person or group of persons under the Incentive Plan if the Incentive Plan is approved.

Duration and Modification. The Incentive Plan will become effective upon its approval by the shareholders at the 2005 annual meeting of shareholders. If approved by the shareholders, the Incentive Plan will be effective for the Company’s fiscal year ending December 31, 2005 and each of the next four succeeding fiscal years unless sooner terminated by the Committee. Payment of all awards under the Incentive Plan for the fiscal year ending December 31, 2005 will be contingent upon such approval. For the fifth succeeding fiscal year, the Incentive Plan will remain in effect in accordance with its terms unless amended or terminated by the Committee, but will be submitted for re-approval by the shareholders at the annual meeting held during such fiscal year. Payment of all awards under the Incentive Plan for such fifth fiscal year and all future fiscal years will be contingent upon such re-approval.

The Executive Compensation Committee may at any time amend or terminate the Incentive Plan. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that would adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the Incentive Plan without shareholder approval or otherwise be effective without shareholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

Vote Required

The Incentive Plan must be approved by the affirmative vote of a majority of the votes cast at the Meeting by holders of record of the Company’s Common Stock. Abstentions and Broker Shares that are not voted on this proposal are not considered votes cast and will not affect the outcome of the vote.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, served as the Company’s independent auditors during the fiscal year ended December 31, 2004, and have been selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year. Services provided to the Company by Ernst & Young for the 2004 fiscal year are described under “Audit Information” below. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board is requesting that shareholders ratify the selection of Ernst & Young as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2005 fiscal year. If shareholders do not ratify the selection of Ernst & Young at the Meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2006 fiscal year. However, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2005 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountants for the 2005 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Four.

AUDIT INFORMATION

The following provides information about the Company’s independent registered public accountants and their relationship with the Company and the Audit Committee.

Fees of Independent Registered Public Accountants

Audit Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filing during such fiscal years were $1,635,222 for 2003 and $2,957,526 for 2004. During 2004, these fees included $1,243,344 in attestation services related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, which were services provided pursuant to new requirements and not provided to the Company in 2003.

Audit Related Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services for assurance and related services that are reasonably related to the review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2003 and December 31, 2004 were $226,801 and $146,404, respectively. During 2003, these services included benefit plan audits, reviews of workpapers by various regulators, due diligence in connection with acquisitions and reviews of internal control documentation. During 2004, these services included benefit plan audits, reviews of workpapers by insurance examiners, SEC comment reviews and assistance with internal control documentation.

Tax Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2004 were $89,467 and $50,888, respectively. During 2003 and 2004, these services generally included tax assistance on specific matters.

All Other Fees

There were no fees billed to the Company by Ernst & Young for any other services for the fiscal years ended December 31, 2003 and December 31, 2004.

Pre-Approved Services

The Audit Committee’s Charter, which is attached as Appendix C to this Proxy Statement, provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors. All such services, as described above, were pre-approved by the Audit Committee, which concluded that the provision by Ernst & Young of the services not related to the annual audit and quarterly review of the Company’s financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the non-audit services provided by the independent auditors are compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Robert F. Norfleet, Jr., Chairman
Michael Dinkins
Robert T. Skunda
Eugene P. Trani

Richmond, Virginia

March 9, 2005

PROPOSALS FOR 2006 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2006 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235-5153, no later than December 8, 2005, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. The Company anticipates holding the 2006 Annual Meeting of Shareholders on May 16, 2006.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than December 12, 2006, and no earlier than November 11, 2006 or (ii) if the date of the 2006 Annual Meeting of Shareholders is changed by more than 30 days from May 16, 2006, not less than 90 days before the date of such meeting. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 101 GATEWAY CENTRE PARKWAY, GATEWAY ONE, RICHMOND, VIRGINIA 23235-5153 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.LANDAM.COM.

Appendix A

LANDAMERICA FINANCIAL GROUP, INC.

423 EMPLOYEE STOCK PURCHASE PLAN

(Effective July 1, 2005)

PURPOSE

Effective July 1, 2005, the Board of Directors of the Company adopted the LandAmerica Financial Group, Inc., 423 Employee Stock Purchase Plan (the Plan). The Plan offers a convenient and economical way for Eligible Employees to become shareholders in the Company. Once an Eligible Employee elects to participate in the Plan, his or her payroll deductions will be used to purchase LFG Stock under the terms of the Plan.

The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and all provisions of the Plan should be construed in a manner consistent with that intent.

ARTICLE I

DEFINITIONS

1.01	Administrator

Administrator means the Committee. The Committee may delegate ministerial, non-discretionary functions to third parties, including officers of the Corporation.

1.02	Affiliate

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

1.03	Board

Board means the Board of Directors of LandAmerica Financial Group, Inc.

1.04	Code

Code means the Internal Revenue Code of 1986, and any amendment thereto.

1.05	Committee

Committee means the Benefits Committee whose members are appointed by the Board to administer the Company’s employee benefit plans.

1.06	Company

Company means LandAmerica Financial Group, Inc.

1.07	Date of Grant

Date of Grant means the first day of each month.

1.08	Dividend

Dividend means a distribution made to shareholders, as determined by the Board in the form of cash or stock.

1.09	Dividend Payment Date

Dividend Payment Date means a date declared by the Board on which Dividends are paid to the shareholders of LFG Stock.

1.10	Dividend Record Date

Dividend Record Date means the date declared by the Board on which a person or entity must be a registered shareholder of LFG Stock in order to receive a Dividend.

1.11	Eligible Employee

Eligible Employee means any person who (i) is employed by the Company or an Affiliate and (ii) has completed thirty (30) consecutive days of employment with the Company or an Affiliate. The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

1.12	Enrollment Period

The period of time, as designated by the Administrator, preceding an Offering Period in which a Participant must submit a request to participate in the Plan to the Recordkeeper.

1.13	Fair Market Value

Fair Market Value means on any given date (i) for purposes of a share of LFG Stock purchased on the open market, the actual purchase price paid for such shares, or (ii) for all other purposes, the reported closing price of a share of LFG Stock on the primary exchange on which shares of LFG Stock are listed. If, on any given date, no share of LFG Stock is traded on the established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that LFG Stock was so traded.

1.14	Five Percent Shareholder

Five Percent Shareholder means any individual who, immediately after the Date of Grant of an Option, owns or would be deemed to own more than five percent of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.15	LFG Stock

LFG Stock means the common stock of the Company.

1.16	Offering Period

Offering Period means the period beginning on the Date of Grant and ending on the Purchase Date.

1.17	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of LFG Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.18	Participant

Participant means any Eligible Employee currently and properly enrolled in the Plan pursuant to applicable procedures developed by the Administrator.

1.19	Plan Account

Plan Account means a recordkeeping account established for a Participant to which shares of LFG Stock are credited under the Plan.

1.20	Purchase Date

Purchase Date means the last business day of the month, or if LFG Stock is not traded on such day, on the next preceding day on which such stock is traded, on which the Recordkeeper will purchase LFG Stock.

1.21	Recordkeeper

Recordkeeper means a third-party recordkeeper that is either a brokerage firm or the Company’s transfer agent, and that is designated by the Administrator.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01	Eligibility

Each person who is or will be an Eligible Employee on the Date of Grant may elect to participate in the Plan by submitting a request through the Recordkeeper’s website or designated interactive voice response system.

2.02	Payroll Deductions

(a) An Eligible Employee who satisfies the requirements of Article II becomes a Participant for an Offering Period by submitting a request through the Recordkeeper’s website or designated interactive voice response system during the Enrollment Period set by the Administrator. The Participant will authorize the amount to be withheld from his or her pay each pay period subject to the limit set forth in Plan section 3.01.

(b) A Participant may not contribute to or otherwise accumulate funds under the Plan except by payroll deductions in accordance with his or her request submitted through the Recordkeeper’s website or designated interactive voice response system.

(c) A Participant’s enrollment request becomes effective as of the date received within the designated Enrollment Period. An enrollment request may be amended or revoked before the end of the Enrollment Period. Once an enrollment request becomes operative, it will continue in effect and may not be amended or revoked except during a subsequent Enrollment Period or the Participant’s termination of employment, if earlier.

2.03	Plan Account

A Plan Account shall be established for each Participant. All amounts deducted from a Participant’s pay pursuant to his or her request submitted through the Recordkeeper’s website or designated interactive voice response system shall be credited to his or her Plan Account. No interest shall be paid or credited to the Plan Account of any Participant.

ARTICLE III

OPTION GRANTS

3.01	Number of Shares

Each Eligible Employee who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole and fractional shares determined by dividing the option price into the cash balance credited to the Participant’s Plan Account as of the Purchase Date. Notwithstanding the preceding sentence, no Participant will be granted an Option if such Option would permit such Participant’s right to purchase LFG Stock (under all employee stock purchase plans maintained by the Company) to accrue at a rate which exceeds $25,000 of the Fair Market Value of LFG Stock (determined as of each Date of Grant) in any calendar year.

3.02	Aggregate Limit

(a) The maximum aggregate number of shares of LFG Stock that may be issued under this Plan is 1,500,000 shares.

(b) The maximum number of shares which may be issued under this Plan shall be adjusted as the Company shall determine to be equitably required in the event that (i) the Company (A) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (B) engages in a transaction to which Section 424 of the Code applies, or (ii) there occurs any other event which, in the judgment of the Company, necessitates such action. Any determination made under this Article III by the Company shall be final and conclusive.

3.03	Option Price

The price per share for LFG Stock purchased on the exercise of an Option shall be eighty-five percent (85%) of the Fair Market Value on the Purchase Date.

ARTICLE IV

EXERCISE OF AN OPTION

4.01	Automatic Exercise

Each Option shall be exercised automatically as of the Purchase Date for the number of shares of LFG Stock that may be purchased at the option price for that Option with the balance credited to the Participant’s Plan Account.

4.02	Transferability of Option

During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant.

4.03	Cash Dividends

In the event the Company pays a cash Dividend, such Dividend will be paid to the Recordkeeper for shares held in Plan Accounts as of the Dividend Record Date. The Participant may elect whether to receive a cash payment for such dividend or to have the Recordkeeper reinvest such cash Dividend in shares of LFG Stock. If no such election is made, the Dividend will be reinvested in shares of LFG Stock.

4.04	Stock Dividends

Any Dividend in LFG Stock shares distributed by the Company on shares held in a Participant’s Plan Account will be credited to the Plan Accounts of Participants based upon the number of shares held by Participants on the Dividend Record Date.

4.05	Stock Splits

Any Stock Splits distributed by the Company on shares held in a Participant’s Plan Account will be credited to the Plan Accounts of Participants based upon the number of shares held by Participants on the record date for the stock split.

ARTICLE V

DISTRIBUTIONS

5.01	Complete and Partial Distributions of Certificates for Shares

Participants may obtain stock certificates for all or part of the whole shares of LFG Stock held in their Plan Accounts by submitting a request through the Recordkeeper’s website or designated interactive voice response system. Any fractional share credited to the Participant’s Plan Account will be distributed in a cash payment equal to the Fair Market Value of LFG Stock as of the date of distribution, less applicable fees, expenses and transfer taxes, if any, to the Participant.

5.02	Complete and Partial Distributions of Cash for Shares

Participants may instruct the Recordkeeper to sell all or any number of shares held in their Plan Accounts by submitting a request through the Recordkeeper’s website or designated interactive voice response system. The Recordkeeper will make the sale within five (5) business days following submission of the request. Applicable fees, expenses and transfer taxes, will be deducted by the Recordkeeper from the Fair Market Value as of the date such shares are sold by the Recordkeeper.

5.03	Distributions upon Separation from Service or Termination of the Plan

(a) In the event a Participant separates from employment with the Company or an Affiliate, the Participant may elect (i) to transfer the LFG Stock (and any fractional share) to an account with a brokerage firm or (ii) to receive certificates for the number of whole shares allocated to the Participant’s account on the date of separation from service or a cash payment equal to the Fair Market Value of such shares, less applicable fees, expenses and transfer taxes. Any fractional share credited to the Participant’s Plan Account will be sold by the Recordkeeper and a cash payment equal to the Fair Market Value of such fractional share, less applicable fees, expenses, and transfer taxes, if any, will be paid to the Participant. The Participant’s election must be submitted through the Recordkeeper’s website or designated interactive voice response system within thirty (30) days of the Participant’s separation from service or by his estate or named beneficiary within sixty (60) days of the Participant’s death.

(b) If the Participant does not request a distribution or notify the Recordkeeper of the Participant’s election to receive his or her distribution in certificates or cash within the required time period, the Recordkeeper will issue certificates for the number of whole shares in the Participant’s Plan Account. If the Plan Account has a fractional share, such shares will be sold by the Recordkeeper and a cash payment equal to the Fair Market Value of such fractional share, less applicable fees, expenses and transfer taxes, if any, will be paid to the Participant.

(c) In the event the distribution occurs after a Dividend Record Date but prior to a Dividend Payment Date, any Dividend allocable to the Participant’s Plan Account will be paid to the Participant in accordance with Plan Sections 4.03 and 4.04.

ARTICLE VI

FEES, EXPENSES AND TAXES

Participants will incur no brokerage commissions or service charges for purchases of LFG Stock made under the Plan. Participants will be responsible for applicable brokerage commissions, service charges and taxes on each sales transaction relating to shares allocated to the Participant’s Plan Account.

ARTICLE VII

ADMINISTRATION

7.01	Plan Administrator

The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. The Administrator shall not be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan (except as provided in Article VI) shall be borne by the Company.

7.02	Registration of Shares

Shares of LFG Stock purchased by the Participant under the Plan will be registered in the name of the Participant.

7.03	Share Safekeeping

The Recordkeeper will act as custodian of shares purchased under the Plan. Shares purchased on behalf of each Participant will be allocated by the Recordkeeper to the Participants’ Plan Accounts. Certificates for shares purchased under the Plan will not be issued to a Participant unless a distribution request from the Participant is received by the Recordkeeper in accordance with the provisions of Article VI.

7.04	Reports

The Recordkeeper will keep a continuous record of each Participant’s investment in the Plan including the amount of Dividends received, the Fair Market Value applicable to the purchase or sale of LFG Stock allocated to the Participant’s Plan Account, the number of shares of LFG Stock purchased, sold or distributed, the total shares of LFG Stock accumulated, and the amount of fees, expenses and taxes charged for each sale transaction. A transaction statement will be sent to each Participant for each calendar quarter in which the Participant has a balance in his or her Plan Account. In addition, each Participant will receive the Annual Report of the Company and its Notice of Annual Meeting, Proxy Statement and Instruction Form. Participants will receive information necessary for reporting income realized by them under the Plan.

ARTICLE VIII

VOTING AND TENDERING OF SHARES

8.01	Voting of Shares

Before each annual or special meeting of the shareholders of the Company, the Company and the Administrator will furnish each Participant holding LFG Stock in his or her Plan Account with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Administrator requesting the Participant’s confidential instructions on how the whole shares of such LFG Stock allocated to the Participant’s account as of the date most recently preceding the record date for which exact account balances are readily available, should be voted. Upon receipt of valid instructions, the Administrator will vote such LFG Stock as instructed, or not vote if so directed by the Participant. Any share of LFG Stock held in a Participant’s Plan Account as to which the Administrator does not receive valid voting instructions will be voted by the Administrator in such manner as the Administrator may decide, or the Administrator may refrain from voting such shares.

8.02	Tender Offer

In the event that a tender offer occurs with respect to shares held under the Plan, the Administrator will give each Participant the opportunity to direct, on a confidential basis, whether the whole shares held in his or her account shall be tendered. The Administrator will tender fractional shares as nearly as possible in the same proportion as whole shares. In that absence of that direction, the shares will be tendered, or not, in the Administrator’s sole discretion.

ARTICLE IX

GENERAL PROVISIONS

9.01	Effect on Employment

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employee of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason and with or without providing notice therefore.

9.02	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by a pledge of, or other encumbrance on, any property of the Company.

9.03	Governing Law

The place of administration of the Plan shall be convulsively deemed to be within the Commonwealth of Virginia, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws provisions of any jurisdictions.

9.04	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

9.05	Effective Date

The Plan shall become effective as of July 1, 2005, subject to approval by the holders of a majority of the shares of LFG Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within twelve (12) months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

ARTICLE X

AMENDMENT AND TERMINATION

Although the Company intends to continue the Plan indefinitely, the Company specifically reserves the right to suspend, modify, amend or terminate the Plan at any time. Any such suspension, modification, amendment or termination will not affect a Participant’s right to shares of LFG Stock already purchased for the Participant or payroll deductions held by the Administrator (except that the Company may take any action necessary to comply with applicable law).

Appendix B

LANDAMERICA FINANCIAL GROUP, INC.

EXECUTIVE OFFICER INCENTIVE PLAN

1.	Purpose.

The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are “qualified performance-based compensation” under Section 162(m) of the Code.

2.	Definitions.

“Award” means an incentive award made pursuant to the Plan.

“Award Formula” means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

“Award Schedule” means the Award Schedule established pursuant to Section 4.1.

“Beneficiary” means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his or her death while a Participant or, in the absence of such designation, the Participant’s estate.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Executive Compensation Committee of the Board of Directors. The Committee shall be composed of not less than two directors, each of whom is intended to be an “outside director” (within the meaning of Code Section 162(m)).

“Common Stock” means the Common Stock of the Company. Awards under the Plan paid in Common Stock shall be awarded by the Committee under the Executive Stock Plan.

“Company” means LandAmerica Financial Group, Inc. and its successors.

“Determination Period” means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

“Disability” means disability as defined under the Company’s long term disability plan or, if no such plan is in force at the time, as determined by the Committee.

“Executive Officer” means a person who is an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended.

“Executive Stock Plan” means the LandAmerica Financial Group 2000 Stock Incentive Plan, as amended in the future, or any successor plan.

“Participant” means an Executive Officer selected from time to time by the Committee to participate in the Plan.

“Performance Goal” means the level of performance or matrix of levels of performance established by the Committee as the Performance Goal with respect to a Performance Measure. A Performance Goal may be an absolute goal or a goal relative to the performance of a peer group selected by the Committee. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

“Performance Measure” means one or more of the following selected by the Committee to measure Company and/or business unit performance for a Performance Period: net income; basic or diluted earnings per share; net revenues; market share; gross profit; profit margin; cash flow; income before income taxes; expense ratios; return on assets; return on funds employed, return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Determination Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment in respect of an Award.

“Plan” means the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan, as amended and restated.

“Retirement” means retirement at the Company’s normal retirement age or early retirement with the prior written approval of the Company.

“Restricted Stock” means shares of Common Stock awarded to a participant subject to forfeiture or otherwise restricted. Awards under the Plan paid in Restricted Stock shall be awarded by the Committee under the Executive Stock Plan.

“Stock Unit” means an award stated with reference to a share of Common Stock that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value (as defined in the Executive Stock Plan) of a share of Common Stock on the date of payment. Awards under the Plan paid in Stock Units shall be awarded as Phantom Stock under the Executive Stock Plan. At the Committee’s discretion, the Participant’s rights in Stock Units may be forfeitable or otherwise restricted and may be paid in cash, Common Stock or a combination of cash or Common Stock.

3.	Participation.

3.1 Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period.

4.	Awards.

4.1 Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for a Performance Period, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code Section 162(m).

4.2 Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each fiscal year of the Company contained within a Performance Period shall be $2,000,000 cash and 50,000 shares of Common Stock prorated on a monthly basis if the portion of a fiscal year included in the Performance Period is less than twelve months.

4.3 Payment of Awards. At the Committee’s discretion, awards may be paid in cash, Common Stock, Restricted Stock, Stock Units or a combination of cash, Common Stock, Restricted Stock or Stock Units. Payments shall be made as soon as practicable after the amount of the Award has been determined and certified in accordance with Section 4.2. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Section 162(m) so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). If any Award which is earned pursuant to this Section 4 is paid prior to the time determined when the Award was initially granted, the amount of such Award shall be reduced by an appropriate discount factor determined by the Committee.

5.	Termination of Employment.

5.1 Termination of Employment. Except as otherwise determined by the Committee or as otherwise provided in Section 5.2, no Award with respect to a Performance Period will be payable to any Participant who is not an employee of the Company on the last day of such Performance Period.

5.2 Death, Disability or Retirement. In the event that a Participant dies or his or her employment is terminated by reason of Disability or Retirement after an Award has been granted to the Participant but before it has been determined to be earned pursuant to Section 4.2, there shall be paid to the Participant (or, in the event of death, to the Participant’s Beneficiary or estate) a prorated amount equal to the Award payment that the Committee determines would have been paid to the Participant pursuant to Section 4.3 had his or her employment continued, multiplied by a fraction, the numerator of which is the number of completed calendar months of employment during the Performance Period and the denominator of which is the number of calendar months in the Performance Period.

6.	Administration.

6.1 In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

6.2 Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

6.3 Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

6.4 Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

6.5 Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

6.6 Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

7.	Miscellaneous.

7.1 Nonassignability. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

7.2 Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

7.3 Amendment or Termination of the Plan. The Plan may be amended or terminated by the Committee in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the shareholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the applicable requirements of Code Section 162(m).

7.4 Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

7.5 Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

7.6 Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

7.7 Limits of Liability. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

7.8 No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause and with or without notice.

7.9 Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

7.10 Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term, or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

7.11 Applicable Law. The Plan will be governed by the laws of the Commonwealth of Virginia, as determined without regard to the conflict of law principles thereof.

7.12 Effective Date/Term. The Plan shall be effective only upon the approval by the shareholders of the Company at the 2005 Annual Meeting of Shareholders and shall be effective for the Company’s 2005 fiscal year and each of the next four succeeding fiscal years of the Company unless sooner terminated by the Committee in accordance with Section 7.3. For the fifth succeeding fiscal year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Committee, and the Committee shall make the determinations required by Section 4 for such year, but the Plan shall be submitted for re-approval by the shareholders of the Company at the annual meeting of shareholders held during such fifth year and payment of all Awards under the Plan for such fiscal Year and any future periods shall be contingent upon such approval.

Appendix C

LANDAMERICA FINANCIAL GROUP, INC.

Audit Committee Charter

1.	Organization

The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three directors all of whom shall meet the independence and experience requirements for audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the New York Stock Exchange and applicable law. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, at least one member shall be qualified as an Audit Committee Financial Expert, as defined in Rule 10A-3 under the Exchange Act, and at least one member (who may also serve as the Audit Committee Financial Expert) shall have accounting or related financial management expertise. No member of the Committee may serve on the audit committee of more than three other public companies. Unless a Chairman is elected by the full Board of Directors, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. No member of the Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service) or be an affiliated person (other than as a director) of the Company or any of its subsidiaries. Directors’ fees received by members of the Committee may be greater than the fees received by other directors.

2.	Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications, independence and performance of the Company’s independent auditor and (d) the performance of the internal audit function. In connection with fulfilling these responsibilities, the Committee shall meet as necessary with management, the internal auditor (or other personnel responsible for the internal audit function) and the independent auditor, including separate meetings with each on a periodic basis. In so doing, the Committee will benefit from free and open communication between the Committee, the directors, the independent auditor, the internal auditor and management of the Company. The Committee may adopt such policies and procedures as it may deem necessary or appropriate to carry out its responsibilities under this charter.

3.	Processes

The following shall be the recurring processes of the Committee in carrying out its oversight function. The Committee may supplement these processes as appropriate.

•

Engagement of Auditor. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee. With respect to any continuing engagement of an independent auditor, the Committee shall review and evaluate the lead audit partner, taking into account the opinions of management and the Company’s internal auditor, assure the regular rotation of the lead audit partner and other audit partners as required by law and consider whether there should be regular rotation of the audit firm itself. The Committee shall pre-approve all auditing and non-auditing services to be performed by the independent auditor as required by law. In no event shall such non-auditing services be prohibited by Section 10A of the Exchange Act, as amended. The Committee may delegate to one or more designated members of the Committee the authority to grant such pre-approvals and such members shall report any decision to preapprove any services to the full Audit Committee at its regularly scheduled meetings.

•	Auditor Independence. The Audit Committee shall discuss the independence of the Company’s independent auditor from management and from the Company and shall discuss all relationships between the independent auditor and its affiliates and the Company and its affiliates that may reasonably be thought to bear on the auditor’s independence. The independent auditor shall confirm that, in its view, it is independent of the Company. In this regard, the Committee shall obtain at least annually a formal written report from the independent auditor describing all relationships between the auditor and the Company. In addressing the auditor’s independence, the Committee shall consider any non-audit services performed by the independent auditor and its affiliates for the Company and its affiliates and the impact such services may have on the auditor’s independence. In addition, the Committee shall receive periodic reports from the auditor regarding the auditor’s independence as required by the Independence Standards Board and discuss such reports with the auditor. The Committee may adopt policies regarding auditor independence including, without limitation, policies regarding the auditor’s performance of non-audit services.

•	Audit Planning. The Audit Committee shall discuss with the internal auditor and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing. With respect to the internal auditor, the Committee shall review the internal auditor’s responsibilities, staffing, budget and scope of the internal audit and changes thereto.

•	Review of Internal Controls. The Audit Committee shall discuss with management, the internal auditor and the independent auditor (a) the adequacy and effectiveness of accounting and financial controls that could significantly affect the Company’s financial statements, including, without limitation, all significant deficiencies, if any, in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and whether the Company’s principal executive officer and principal financial officer have identified for the Company’s independent auditor any material weakness in the Company’s internal controls; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Committee may elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. In addition, the Committee shall review management’s annual assessment of, and report on, the Company’s internal control over financial reporting and management’s quarterly evaluation of changes in internal control over financial reporting.

•	Risk Assessment and Management. The Audit Committee shall discuss with management, the independent auditor and the internal auditor the Company’s policies and procedures with respect to risk assessment and risk management.

•

Review of Financial Statements. The Audit Committee shall review and discuss the annual audited financial statements and quarterly financial statements of the Company with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.” The Committee shall discuss with management and the independent auditor significant accounting principles, financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, without limitation, critical accounting policies and assumptions. On at least a quarterly basis, the Committee shall review with management and the independent auditor all off-balance sheet transactions, arrangements, obligations and other Company relationships with unconsolidated entities or other persons, that management has determined would have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. The independent auditor shall provide its judgment to the Committee about the quality, not merely the acceptability, of accounting principles, the reasonableness of any significant judgments, and the clarity of disclosures in the financial statements as part of such review.

•	Evaluation of Audit and Audit Problems. The Audit Committee shall discuss with the independent auditor the results of the annual audit and any other matters required under generally accepted auditing standards to be communicated to the Committee by the independent auditor regarding the conduct of the audit. The Committee shall regularly review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information and any significant disagreements with management. In addition, the Audit Committee may review the following with the independent auditor: (a) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (b) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (c) any “management” or “internal control” letter issued, or proposed to be issued, by the auditor to the Company. The Audit Committee shall, as it deems appropriate, resolve all disagreements between management and the independent auditor. The Committee also shall review significant changes to the Company’s accounting principles and practices as suggested by the independent auditor, internal auditor or management.

•	Reports from Auditor. The Audit Committee shall receive all reports from the independent auditor and all reports required under Section 10A of the Exchange Act, including a report with respect to (a) all critical accounting policies and practices to be used in the preparation of the Company’s financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall obtain and review at least annually a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues. The Committee shall also review the independent auditor’s attestation report on management’s evaluation of internal control over financial reporting.

•	Reports from General Counsel. The Committee shall review reports from the Company’s general counsel regarding any significant legal matters that may have a material effect on the financial statements or any matters that indicate or suggest the occurrence of a material violation of applicable legal requirements or the Company’s ethics and compliance policies and programs.

•	Earnings Press Releases. The Audit Committee shall discuss generally the earnings press releases of the Company as well as financial information and earnings guidance provided to analysts and rating agencies, with management and the independent auditor.

•	Report to Board. The Committee shall report regularly to the Board of Directors any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or the performance of the internal audit function. In addition, the Committee shall annually report to the Board of Directors its conclusions with respect to the performance and independence of the Company’s independent auditor.

•	Report to SEC. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. In addition, the Committee shall review the disclosure in all proxy statements regarding the independence of Audit Committee members.

•	Complaint Procedures. The Audit Committee shall establish procedures for receiving, retaining and handling complaints regarding the Company’s accounting, internal controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Qualified Legal Compliance Committee. The Audit Committee shall serve as the Company’s Qualified Legal Compliance Committee (the “QLCC”) and shall establish procedures for the confidential receipt, retention and consideration of any report, by an attorney appearing and practicing before the Securities and Exchange Commission in the representation of the Company, of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Company, its officers, directors, employees or agents. In addition, the QLCC shall have the authority and responsibility to (i) inform the Company’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of such a material violation unless the attorney making such report reasonably believes that it would be futile to report evidence of a material violation to the Company’s chief legal officer and chief executive officer (or the equivalents thereof); (ii) to determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to (a) notify the full Board of Directors, (b) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys, and (c) retain such additional expert personnel as the committee deems necessary. At the conclusion of any such investigation, the QLCC shall have the authority and responsibility to (i) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted. The QLCC has the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the QLCC has recommended the Company to take.

•	Hiring Policies. The Audit Committee shall establish hiring policies for employees or former employees of the independent auditor that address conflicts of interests.

•

Investigations; Funding; Advisors. In discharging its role, the Audit Committee may conduct an investigation into any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company in order to conduct such an investigation. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor in connection with audit review, attest and other services to the Company and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee also may retain, and shall receive appropriate funding for, special legal, accounting or other consultants to advise and assist the Committee as it deems necessary to carry out its duties, without obtaining approval of the Board of Directors.

•	Committee Performance Evaluation. The Audit Committee shall perform an annual performance evaluation of the Committee not less than 30 days prior to the annual meeting of shareholders, including, without limitation, an evaluation of the fulfillment of its responsibilities to review (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the internal auditor setting forth significant financial reporting issues and judgments made in the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and (e) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee shall report the results of the evaluation to the full Board prior to the appointment of members of the Committee for the ensuing year.

•	Charter. The Audit Committee shall review and reassess the Audit Committee charter at least annually, and any amendments thereto shall be approved by the Board of Directors. The Company shall include a copy of the charter in its proxy statement at least triennially or the year after any significant amendment to the charter.

This charter shall not be construed in a manner that imposes, upon the Audit Committee or its members, additional duties and responsibilities or a higher standard of conduct or care than that imposed upon committees of boards of directors generally, pursuant to applicable law. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete or accurate or are in accordance with GAAP. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Revised Charter approved on October 27, 2004 by the Board of Directors of LandAmerica Financial Group, Inc.

[FORM OF PROXY CARD]

LANDAMERICA FINANCIAL GROUP, INC.

April 7, 2005

Dear Shareholder and/or Participant:

Please take note of the important information enclosed with this combined Proxy/Voting Instruction. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. You may vote by mail, by telephone or over the Internet.

If you would like to vote by mail, please mark the boxes on the Proxy/Voting Instruction to indicate how your shares will be voted. Then sign the Proxy/Voting Instruction, detach it and return it in the enclosed postage paid envelope.

If you would like to vote by telephone or over the Internet, please follow the steps set forth on the Proxy/Voting Instruction.

Your vote must be received prior to the Annual Meeting of Shareholders on May 17, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Charles H. Foster, Jr.

Chairman

DETACH HERE

LANDAMERICA FINANCIAL GROUP, INC.

This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors of

LandAmerica Financial Group, Inc.

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a shareholder, the undersigned hereby appoints Wm. Chadwick Perrine, Michelle H. Gluck and G. William Evans, and each or any of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of LandAmerica Financial Group, Inc. held of record by the undersigned on March 31, 2005, at the Annual Meeting of Shareholders of LandAmerica Financial Group, Inc. to be held at 9:00 a.m. on May 17, 2005 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RECEIVED BY EQUISERVE, TRANSFER AGENT FOR LANDAMERICA FINANCIAL GROUP, INC. PRIOR TO THE TIME OF THE MEETING, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a Participant in (1) the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan as of March 31, 2005, (2) the Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies Employees’ Stock Purchase Plan as of March 15, 2005 and/or (3) the Lawyers Title Insurance Corporation 1995 Stock Purchase Plan as of February 28, 2005, the undersigned hereby directs the Trustee or Administrator of such plans to vote shares held in such plans as indicated on the reverse of this card. THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE OR ADMINISTRATOR, THE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. CREDITED TO YOUR ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. COMMON STOCK FOR WHICH THE TRUSTEE OR ADMINISTRATOR HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO THE NOMINEES AND PROPOSALS 2, 3 AND 4.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(continued, and to be DATED and SIGNED on reverse side)

LANDAMERICA FINANCIAL GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/lfg	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR each of Proposals 2, 3 and 4.
LANDAMERICA FINANCIAL GROUP, INC.
1. Election of Directors.							FOR	AGAINST	ABSTAIN
Nominees:		(01) Gale K. Caruso, (02) Robert F. Norfleet, Jr. (03) Julious P. Smith, Jr., (04) Thomas G. Snead, Jr. and (05) Eugene P. Trani				2. Approval of the LandAmerica Financial Group, Inc. 423 Employee Stock Purchase Plan.	☐	☐	☐

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3. Approval of the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan.	☐	☐	☐
		☐__________________ For all nominees except as noted above.				4. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.	☐	☐	☐

						Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

						Mark box at right if you intend to attend the Annual Meeting of Shareholders in person.			☐

Please be sure to sign and date this Proxy/Voting Instruction Card.

Please sign exactly as your name(s) appear(s) on this Proxy/Voting Instruction Card. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.

Signature:	Date:	Signature:	Date: